Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

TECUMSEH PRODUCTS COMPANY

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Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following articles:

ARTICLE I.

The name of the corporation (the “Corporation”) is:

Tecumseh Products Company.

ARTICLE II.

The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan, as amended (the “Act”).

ARTICLE III.

The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, no par value (the “Common Stock”). Each holder of Common Stock shall be entitled to one vote for each share held.

No holder of any shares of the capital stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of shares of the capital stock of the corporation of any kind or class whatsoever, or of any stock or other securities convertible into or otherwise affording any right to acquire any shares of capital stock of any kind or class whatsoever, whether now or hereafter authorized, and whether issued for cash or any other consideration, or by way of dividend or other distribution, and the corporation may issue shares of capital stock, or other securities convertible into shares of capital stock, or warrants, options or other rights to acquire shares of capital stock, without first offering the same or any of the same to the holders of shares of capital stock of any kind or class, in such manner, upon such terms and conditions, for such consideration and to such persons, natural or other, as the Board of Directors of the corporation shall from time to time determine and decide.

ARTICLE IV.

The address of the registered office of the Corporation in the State of Michigan is The Corporation Company, 30600 Telegraph Road, Suite 2345, Bingham Farms, Michigan 48025-5720. The name of the resident agent of the Corporation at such address is The Corporation Company.

ARTICLE V.

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares of Common Stock entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder who signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation’s registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3) of the Act.

ARTICLE VI.

In furtherance and not in limitation of the powers conferred by statute, the bylaws of the Corporation may be made, altered, amended or repealed by the shareholders of the Corporation or by a majority of the entire board of directors (the “Board of Directors”).

ARTICLE VII.

Elections of directors need not be by written ballot.

ARTICLE VIII.

SECTION 1. Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following:

(a) the amount of a financial benefit received by a director to which he or she is not entitled;

(b) intentional infliction of harm on the Corporation or the shareholders;

(c) a violation of Section 551 of the Act; or

(d) an intentional criminal act.

Any repeal, amendment or other modification of this Article VIII shall not increase the liability or alleged liability of any director of the Corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

SECTION 2. Indemnification.

2.1. Indemnification of Directors, Officers and Employees; Claims by Third Parties. The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director, officer or employee (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.2. Indemnification of Directors, Officers and Employees; Claims Brought by or in the Right of the Corporation. The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred by Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made under this subsection 2.2 for a claim, issue, or matter in which the Indemnitee has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

2.3. Actions Brought by the Indemnitee. Notwithstanding the provisions of subsections 2.1 and 2.2, the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Section 2 of Article VIII, unless such action, suit, proceeding or claim (or part thereof) was authorized by the Board of Directors of the Corporation.

2.4. Approval of Indemnification. An indemnification under subsections 2.1 or 2.2 hereof, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in subsections 2.1 or 2.2, as the case may be. This determination shall be made in any of the following ways:

(a) By a majority vote of a quorum of the Board of Directors consisting of directors who were not parties to the action, suit, or proceeding.

(b) If the quorum described in subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested directors.

(c) By independent legal counsel in a written opinion.

(d) By the shareholders.

2.5. Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in subsections 2.1 or 2.2 above shall be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

2.6. Partial Indemnification. If an Indemnitee is entitled to indemnification under subsections 2.1 or 2.2 for a portion of expenses including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

2.7. Indemnification of Agents. Any person who is not covered by the foregoing provisions of this Article VIII and who is or was an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

2.8. Other Rights of Indemnification. The indemnification or advancement of expenses provided under subsections 2.1 through 2.7 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws, or an agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in subsections 2.1 through 2.7 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

2.9. Definitions. “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the corporation or its shareholders” as referred to in subsections 2.1 and 2.2.

2.10. Liability Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s status as such, regardless of whether or not the corporation would have the power to indemnify such person against such liability under the pertinent provisions of the Act.

2.11. Enforcement. If a claim under this Article VIII is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

2.12. Contract with the Corporation. The right to indemnification conferred in this Article VIII shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article VIII is in effect, and any repeal or modification of this Article VIII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

2.13. Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article VIII. The indemnification and other obligations set forth in this Article VIII of the corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article VIII for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.

2.14. Severability. Each and every paragraph, sentence, term and provision of this Article VIII shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article VIII shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

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